Exhibit 99.1

magicJack Reports First Quarter 2014 Financial Results

•	Total net revenues of $35.3 million

•	Access rights renewal revenues were $15.4 million, up from $14.8 million in Q413

•	Generated $14.2 million in operating cash flow, up 120% from Q413

•	GAAP operating income of $7.6 million, adjusted EBITDA of $11.6 million

•	GAAP diluted EPS of $0.30; non-GAAP diluted EPS of $0.53

•	Cash, cash equivalents and investments of $67.3 million and no debt

•	Maintaining revenue and profitability guidance for FY14

WEST PALM BEACH, Fla. and JERUSALEM, May 12, 2014 (GLOBE NEWSWIRE) -- magicJack VocalTec Ltd. (Nasdaq:CALL), a leading cloud-based communications company, today announced financial results for the first quarter ended March 31, 2014.

"Our performance in the first quarter provides us with a stable position from which to manage our on-going transformation of magicJack," said Gerald Vento, President and CEO of magicJack VocalTec. "We generated strong free cash flow, strengthened our management team and balance sheet and further deepened our retail relationships in support of our upcoming product refresh. While we recognize that Q2 is a transition quarter, we are excited about the opportunity to renew growth in the second half of 2014."

First Quarter 2014 Financial Highlights:

•
Net revenues: Total net revenues were $35.3 million. Net revenues from the sales of magicJack devices were $12.0 million and access rights renewal revenues were $15.4 million, an increase of 4% on a quarter-over-quarter basis, and accounted for 44% of total net revenues. Prepaid minute revenues were $2.8 million and access and wholesale charges were $1.7 million during the quarter. Other revenue contributed the remaining $3.4 million of total net revenues during the first quarter of 2014.

•	Operating income: GAAP operating income for the first quarter of 2014 was $7.6 million, compared to $15.2 million for the first quarter of 2013.

•	Adjusted EBITDA: Adjusted EBITDA was $11.6 million for the first quarter of 2014 compared to $15.6 million for the first quarter of 2013.

•
Net income: GAAP net income for the first quarter of 2014 was $5.3 million, compared to $9.6 million for the same period last year. GAAP diluted income per share for the first quarter was $0.30, based on 17.8 million weighted-average diluted shares outstanding, compared to $0.51, based on 18.7 million weighted-average diluted shares outstanding, for the same period last year.

•
Non-GAAP net income: Non-GAAP net income for the first quarter of 2014 was $9.4 million, compared to $14.8 million for the first quarter of 2013. Non-GAAP net income per diluted share for the first quarter was $0.53, based on 17.8 million weighted-average diluted shares outstanding, compared to $0.79 per diluted share, based on 18.7 million weighted-average diluted shares outstanding, for the same period last year.

•
Cash and free cash flow: As of March 31, 2014, magicJack VocalTec had cash, cash equivalents and investments of $67.3 million.  During the first quarter of 2014, the Company generated $12.8 million in free cash flow, an increase of 102% compared to $6.3 million generated in the fourth quarter of 2013.

A reconciliation of GAAP to non-GAAP financial measures, as well as the calculation of free cash flow has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

FY 2014 Financial Guidance:

As of May 12, 2014, magicJack is providing the following guidance for the full-year 2014:

•	Net revenues: Total net revenues for the full year 2014 are projected to be in the range of $158 and $163 million.

•	Adjusted EBITDA: Adjusted EBITDA for the full year 2014 is projected to be in the range of $48 and $52 million.

•	Effective tax rate: For the full year 2014 the effective tax rate is expected to be approximately 30% - 31%.

Additional First Quarter 2014 and Recent Highlights:

•	magicJack APP had 8.4 million registered APP users as of March 31, 2014, a quarter-over-quarter increase of 21%.

•	As of March 31, 2014, magicJack had an estimated 3.1 million active MJ subscribers, which we define as users of MJ or MJP that are under an active subscription contract.

•	magicJack activated 196,000 subscribers during the first quarter of 2014. Activations are defined as devices that become activated on to a subscription contract during a given period.

•	During first quarter ended March 31, 2014, magicJack's average monthly churn was 3.3%.

•	magicJack announced a strategic commercial relationship with Telefonica to sell magicJack products and services in Latin America.

•	magicJack expanded its senior management team to include Anthony Russo - Vice President of Mobile.

•
magicJack released the updated magicJack mobile app - rebranded as magicApp - for free calling on Android devices. The updated magicApp offers free worldwide over-the-top calling and more streamlined account activation as well as a refreshed look and user experience.

Quarterly Conference Call:

magicJack VocalTec will host a conference call today at 5:00 p.m. EDT to review the company's financial results for the first quarter 2014. To access this call, dial 1-888-218-8088 (United States), or 1-913-981-5593 (international), with conference ID #6989807. A live webcast of the conference call will be accessible from the investor relations page of magicJack VocalTec's website at http://www.vocaltec.com and a recording will be archived and accessible at http://www.vocaltec.com/events.cfm. A recording of this conference call will also be available through May 26, 2014, by dialing 1-877-870-5176 (United States), or 1-858-384-5517 (international). The recording access code is #6989807.

About magicJack VocalTec Ltd.

magicJack VocalTec Ltd. (Nasdaq:CALL), the inventor of magicJack and a pioneer in voice over IP (VoIP) technology and services, is a leading cloud communications company. With its easy-to-use, low cost solution for telecommunications, the Company has sold more than 10 million award-winning magicJack devices, now in its third generation, has millions of downloads of its free calling app, and holds more than 30 technology patents. magicJack is the largest-reaching CLEC (Competitive Local Exchange Carrier) in the United States in terms of area codes available and number of states in which it is certified.

Non-GAAP Measures

The non-GAAP measures shown in this release exclude various items detailed further below.

magicJack defines Non-GAAP net revenues as GAAP net revenues excluding: a gain in operational change related to prepaid minutes, a gain in adjustment for a favorable settlement with a retail sales broker, transition costs related to introduction of New magicJack Plus, and certain tax matters. magicJack defines adjusted EBITDA as GAAP operating income excluding: depreciation and amortization, share-based issuances, a gain in adjustment for operational change related to prepaid minutes, a gain in adjustment for a favorable settlement with a retail sales broker, transition costs related to introduction of New magicJack Plus, former executive severance payments, customer care termination payment and certain tax matters. magicJack defines non-GAAP net income as GAAP net income excluding: share-based issuances, a gain in adjustment for operational change related to prepaid minutes, a gain in adjustment for a favorable settlement with a retail sales broker, transition costs related to introduction of New magicJack Plus, former executive severance payments, customer care termination payment, and certain tax matters, a change in gain on investments, a change in fair value loss (gain) on common equity put options, and income tax expense. magicJack defines free cash flow as net cash provided by operating activities minus capital expenditures. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because these items vary significantly between companies, it is useful to compare results excluding these amounts as identified below.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements about our projected revenues, income, cash flows, strategy, future operations, new product introductions and customer acceptance, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things: changes to our business resulting from increased competition; any operational or cultural difficulties associated with the continuing integration of the businesses of VocalTec and YMax; potential adverse reactions or changes to business relationships resulting from the completion of the merger; unexpected costs, charges or expenses resulting from the merger; the ability of the combined Company to achieve the estimated potential synergies or the longer time it may take, and increased costs required, to achieve those synergies; our ability to develop, introduce and market innovative products, services and applications; our customer turnover rate and our customer acceptance rate; changes in general economic, business, political and regulatory conditions; availability and costs associated with operating our network; potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies; the degree of legal protection afforded to our products; changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and the various other factors discussed in the "Risk Factors" section of our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

magicJack® is a registered trademark of magicJack VocalTec Ltd. All other product or company names mentioned are the property of their respective owners.

First quarter 2014 financial tables follow:

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)
(Unaudited)	Quarter	Quarter	Quarter
	Ended	Ended	Ended
	31-Mar-14	31-Dec-13	31-Mar-13
Net revenues	$35,313	38,180	$36,877
Cost of revenues	13,022	13,761	11,143
Gross profit	22,291	24,419	25,734
Operating expenses:
Advertising	4,296	5,856	2,814
General and administrative	8,650	6,612	6,818
Research and development	1,744	2,035	862
Total operating expenses	14,690	14,503	10,494
Operating income	7,601	9,916	15,240
Other income (expense):
Gains (losses) on investments	-	0	527
Interest and dividend income	46	43	-
Interest expense	(65)	(65)	(93)
Fair value (loss) gain on common equity put options	-	0	(1,047)
Other income, net	1	-	157
Total (expense) income	(18)	(22)	(456)
Income before income taxes	7,583	9,894	14,784
Income tax expense	2,264	(35,420)	5,198
Net income	$5,319	$45,314	$9,586

Earnings per ordinary share:
Basic	$0.30	$2.51	$0.51
Diluted	$0.30	$2.50	$0.51
Weighted average ordinary shares outstanding:
Basic	17,827	18,089	18,685
Diluted	17,830	18,096	18,694

CONDENSED CONSOLIDATED BALANCE SHEETS INFORMATION

(In thousands)
(Unaudited)
	As of	As of
ASSETS	31-Mar-14	31-Dec-13
Current Assets
Cash and cash equivalents	$58,843	$45,997
Marketable securities, at fair value	8,418	8,782
Accounts receivable, net of allowance for doubtful accounts and billing adjustments	4,812	3,626
Inventories	3,385	4,490
Deferred costs	3,309	4,662
Deferred tax assets, current	10,621	11,267
Prepaid income taxes	10,373	11,956
Deposits and other current assets	756	818
Total current assets	100,517	91,598

Property and equipment, net	3,252	1,959
Intangible assets, net	14,381	15,656
Goodwill	32,304	32,304
Deferred tax assets, non-current	29,684	29,684
Deposits and other non-current assets	712	693
Total Assets	$180,850	$171,894

LIABILITIES AND CAPITAL EQUITY
Current Liabilities
Accounts payable	$5,287	$4,237
Accrued expenses and other current liabilities	8,493	9,236
Deferred revenue, current portion	58,598	54,541
Total current liabilities	72,378	68,014

Deferred revenue, net of current portion	56,329	59,951
Other non-current liabilities	7,061	6,487
Total Capital Equity	45,082	37,442
Total Liabilities and Capital Equity	$180,850	$171,894

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)
(Unaudited)	Quarter	Quarter	Quarter
	Ended	Ended	Ended
	31-Mar-14	31-Dec-13	31-Mar-13
Cash flows from operating activities:
Net income	$5,319	$45,314	$9,586
Provision for doubtful accounts and billing adjustments	114	5,626	1,237
Share-based issuances	2,669	1,175	400
Depreciation and amortization	1,391	1,362	1,163
Increase of uncertain tax position	-	3,893	-
Deferred income tax provision	646	(29,077)	23
Interest expense - non-cash	65	65	93
(Gains) losses on investments	-	-	(527)
Fair value loss (gain) on common equity put options	-	-	1,047
Changes in operating assets and liabilities	3,986	(21,917)	3,604
Net cash provided by operating activities	14,190	6,440	16,626
Cash flows from investing activities:
Purchases of investments	-	(368)	-
Proceeds from sales of investments	-	-	10,564
Purchases of property and equipment	(1,360)	(92)	(84)
Acquisition of intangible assets	-	-	(114)
Net cash provided by (used in) investing activities	(1,360)	(460)	10,366
Cash flows from financing activities:
Purchase of treasury stock	-	(13,000)	(5,704)
Proceeds from exercise of ordinary share options	16	-	-
Net cash used in financing activities	16	(13,000)	(5,704)

Net increase in cash and cash equivalents	12,846	(7,020)	21,288
Cash and cash equivalents, beginning of period	45,997	53,017	18,959
Cash and cash equivalents, end of period	$58,843	$45,997	$40,247

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

(In thousands)
(Unaudited)	Quarter	Quarter	Quarter
	Ended	Ended	Ended
	31-Mar-14	31-Dec-13	31-Mar-13
GAAP Operating income	$7,601	$9,916	$15,240
Depreciation and amortization	1,391	1,175	1,163
Share-based issuances	2,669	1,362	400
Favorable settlement with a retail sales broker	-	-	(1,192)
Customer care termination payment	-	1,500	-
Reversal of unused price protection accrual	123	-	-
Reserve for device returns	(100)	-	-
Reserve for bad debt expense	(95)	-	-
Adjusted EBITDA	$11,589	$13,953	$15,611

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME

(In thousands)
(Unaudited)	Quarter	Quarter	Quarter
	Ended	Ended	Ended
	31-Mar-14	31-Dec-13	31-Mar-13
GAAP Net income	$5,319	$45,314	$9,586
Share-based issuances	1,872	658	259
Favorable settlement with a retail sales broker	-	-	(773)
Customer care termination payment	-	725	-
Reversal of unused price protection accrual	86	-	-
Reserve for device returns	(70)	-	-
Reserve for bad debt expense	(67)	-	-
(Gain) losses on investments	-	-	(527)
Fair value loss (gain) on common equity put options	-	-	1,047
Income tax expense	2,264	(35,420)	5,198
Non-GAAP Net income	$9,404	$11,277	$14,790

GAAP Earnings per share – Diluted	$0.30	$2.50	$0.51
Share-based issuances	0.10	0.04	0.01
Favorable settlement with a retail sales broker	-	-	(0.04)
Customer care termination payment	-	0.04	-
Reversal of unused price protection accrual	0.00	-	-
Reserve for device returns	(0.00)	-	-
Reserve for bad debt expense	(0.00)	-	-
Gain on investments	-	-	(0.03)
Fair value loss (gain) on common equity put options	-	-	0.06
Income tax expense	0.13	(1.96)	0.28
Non-GAAP Earnings per share – Diluted	$0.53	$0.62	$0.79

Weighted average ordinary shares outstanding: Diluted	17,830	18,096	18,694

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)
(Unaudited)	Quarter	Quarter	Quarter
	Ended	Ended	Ended
	31-Mar-14	31-Mar-14	31-Mar-13
Net cash provided by operating activities	$14,190	$6,440	$16,626
Less: Capital expenditures	(1,360)	(92)	(84)
Free cash flow	$12,830	$6,348	$16,542